CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SERVICES AGREEMENT

The terms and conditions of this Services Agreement between Pacific Investment Management Company LLC (“PIMCO”) and Jefferson National Life Insurance Company (the “Company”) are effective as of May 1, 2003.

WHEREAS, the Company, PIMCO Advisors Distributors LLC and PIMCO Variable Insurance Trust (the “Trust”) have entered into a Fund Participation Agreement dated May 1, 2003, as may be amended from time to time (the “Participation Agreement”), pursuant to which the Company, on behalf of certain of its separate accounts (the “Separate Accounts”), purchases Administrative Class shares (“Shares”) of certain Portfolios of the Trust (“Portfolios”) to serve as an investment vehicle under certain variable annuity and/or variable life insurance contracts (“Variable Contracts”) offered by the Company, which Portfolios may be one of several investment options available under the Variable Contracts; and

WHEREAS, PIMCO recognizes that it will derive substantial savings in administrative expenses by virtue of having a sole shareholder rather than multiple shareholders in connection with each Separate Account’s investments in the Portfolios, and that in the course of soliciting applications for Variable Contracts issued by the Company and in servicing owners of such Variable Contracts, the Company will provide information about the Trust and its Portfolios from time to time, answer questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners’ interests in one or more Portfolios, and provide services respecting investments in the Portfolios; and

WHEREAS, PIMCO wishes to compensate the Company for the efforts of the Company in providing written and oral information and services regarding the Trust to Variable Contract owners; and

WHEREAS, the following represents the collective intention and understanding of the service fee agreement between PIMCO and the Company.

NOW, THEREFORE, in consideration of their mutual promises, the Company and PIMCO agree as follows:

1. Services. The Company and/or its affiliates agree to provide services (“Services”) to owners of Variable Contracts including, but not limited to: teleservicing support in connection with the Portfolios; delivery of current Trust prospectuses, reports, notices, proxies and proxy statements and other informational materials; facilitation of the tabulation of Variable Contract owners’ votes in the event of a Trust shareholder vote; maintenance of Variable Contract records reflecting Shares purchased and redeemed and Share balances, and the conveyance of that information to the Trust or PIMCO as may be reasonably requested; provision of support services, including providing information about the Trust and its Portfolios and answering questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners’ interests in one or more Portfolios; provision and administration of Variable Contract features for the benefit of Variable Contract owners in connection with the Portfolios, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

2. Compensation. In consideration of the Services, PIMCO agrees to pay to the Company a service fee at an annual rate equal to ten ([**]) basis points ([**]) of the average daily value of the Shares held in the Separate Accounts. Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

3. Term. This Services Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one year periods. This Services Agreement may be terminated by either party hereto upon 30 days written notice to the other. This Services Agreement shall terminate automatically upon the redemption of all Shares held in the Separate Accounts, upon termination of the Participation Agreement, upon a material, unremedied breach of the Participation Agreement, as to a Portfolio upon termination of the investment advisory agreement between the Trust, on behalf of such Portfolio, and PIMCO, or upon assignment of the Participation Agreement by either the Company or PIMCO. Notwithstanding the termination of this Services Agreement, PIMCO will continue to pay the service fees in accordance with paragraph 2 so long as net assets of the Separate Accounts remain in a Portfolio, provided such continued payment is permitted in accordance with applicable law and regulation.

4. Amendment. This Services Agreement may be amended only upon mutual agreement of the parties hereto in writing.

5. Effect on Other Terms, Obligations and Covenants. Nothing herein shall amend, modify or supersede any contractual terms, obligations or covenants among or between any of the Company, PIMCO or the Trust previously or currently in effect, including those contractual terms, obligations or covenants contained in the Participation Agreement.

2

In witness whereof, the parties have caused their duly authorized officers to execute this Services Agreement.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Jeff Sargent
Name: Jeff Sargent
Title: Senior Vice President

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig A Hawley
Name: Craig A Hawley
Title: General Counsel

- 3

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment No. 1

to

Services Agreement

Effective as of May 1, 2006

The PIMCO Services Agreement dated May I, 2003 (the “Agreement”), by and between Pacific Investment Management Company LLC (“PIMCO”) and Jefferson National Life Insurance Company (the “Company”), is hereby amended as follows:

Section 2 of the Agreement is deleted and replaced in its entirety with the following:

Section 2. Compensation. In consideration of the Services, PIMCO agrees to pay to the Company a service fee at an annual rate equal to ([**]) basis points ([**]) of the average daily value of the Shares held in the Separate Accounts during the period beginning on May 1, 2006 until November 1, 2007 with respect to Administrative Class Shares of each Portfolio except the All Asset Portfolio which receives a service fee at an annual rate equal to ([**]) basis points ([**]) of the average daily value of the Shares held in the Separate Accounts. After November 1, 2007, the service fee for each such Portfolio (other than the All Asset Portfolio) will be calculated based on the schedule below:

Aggregated Separate Account Investments	Applicable Rate for the month in question
Greater than or equal to $100 MM	[**] bps of the average daily value of the Shares
held in the Separate Accounts

Less than $100MM	[**] bps of the average daily value of the Shares
held in the Separate Accounts

Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

All other terms of the Agreement shall remain in full force and effect.

1

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date above.

Pacific Investment Management Company LLC

By:	/s/illegible
Name:
Title:

Jefferson National Life Insurance Company

By:	/s/ Craig A Hawley

Name: Craig A Hawley
Title: General Counsel

2

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment No. 2

to

Services Agreement

THIS AMENDMENT (“Amendment”) is made this 1st day of April 2012 by and between Pacific Investment Management Company LLC (“PIMCO”) and Jefferson National Life Insurance Company (the” Company”).

WITNESSETH

WHEREAS, PIMCO and the Company entered into that certain PIMCO Services Agreement dated May 1, 2003, as amended on May 1, 2006 (the “Agreement”); and

WHEREAS, PIMCO and the Company desire to amend the Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1. Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

2. Effective from December 13, 2010 to March 31, 2012, Section 2 of the Agreement is amended to provide that PIMCO agrees to pay the Company a service fee at a flat an annual rate equal to twenty-five ([**]) basis points ([**]) of the average daily value of the Administrative Class Shares of both the All Asset Portfolio and the Global Multi-Asset Portfolio held in the Separate Accounts.

3. Effective as of April 1, 2012, Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Compensation. In consideration of the Services, PIMCO agrees to pay the Company a service fee at an annual rate equal to twenty-five ([**]) basis points ([**]) of the average daily value of the Administrative Class Shares of the All Asset Portfolio and the Global Multi-Asset Portfolio held in the Separate Accounts. The service fee with respect to the Administrative Class Shares of the Portfolios, other than the All Asset Portfolio and the Global Multi-Asset Portfolio, will be calculated based on the schedule below:

Aggregated Separate Account Investments	Applicable Rate for the month in question
Greater than or equal to $500MM	[**]% of the average daily value of the Shares held in the Separate Accounts

Between $100MM -$499,999,999	[**]% of the average daily value of the Shares held in the Separate Accounts

Less than $100MM	[**]% of the average daily value of the Shares held in the Separate Accounts

Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Shares net asset value multiplied by total number of Shares held in such Separate Accounts) on each day during the calendar month, and dividing by the total number of days during such month, or such other agreed upon method. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

4. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

IN WILINESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

Pacific Investment Management Company LLC	Jefferson National Life Insurance Company

By:	/s/ Jonathan D Short	By:	/s/ Joseph Vap
Name: Jonathan D Short		Name:	Joseph Vap
Title: Head of U.S. Global Wealth Management		Title:	CFO

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment No. 2

to Services Agreement

Effective as of October 1, 2010

The PIMCO Services Agreement dated May 1, 2003 (the “Agreement”), by and between Pacific Investment Management Company LLC (“PIMCO”) and Jefferson National Life Insurance Company (the “Company”), is hereby amended as follows:

Section 2 of the Agreement is deleted and replaced in its entirety with the following:

Section 2. Compensation. In consideration of the Services, PIMCO agrees to pay to the Company a service fee at an annual rate equal to ([**]) basis points ([**]) of the average daily value of the Shares held in the Separate Accounts with respect to Administrative Class Shares of each Portfolio except the All Asset Portfolio and Global-Multi Asset Portfolio which receives a service fee at an annual rate equal to ([**]) basis points ([**]) of the average daily value of the Shares held in the Separate Accounts. The service fee for each such Portfolio (other than the All Asset and Global-Multi Asset Portfolios) will be calculated based on the schedule below:

Aggregated Separate Account Investments	Applicable Rate for the month in question
Greater than or equal to $100 million	[**] bps of the average daily value of Shares held in the Separate Accounts

Less than $100 million	[**] bps of the average daily value of the Shares held in the Separate Accounts

Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

All other terms of the Agreement shall remain in full force and effect.

Execution Version

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date above.

Pacific Investment Management Company LLC

By:	/s/John P Hardaway
Name: John P Hardaway
Title: Executive Vice President

Jefferson National Life Insurance Company

By:	Craig A Hawley
Name:	Craig A Hawley
Title:	General Counsel

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment No. 3

to

Services Agreement

THIS AMENDMENT (“Amendment”) is made this 26th day of March 2014 by and between Pacific Investment Management Company LLC (“PIMCO”) and Jefferson National Life Insurance Company (the” Company”).

WITNESSETH

WHEREAS, PIMCO and the Company entered into that certain PIMCO Services Agreement dated May 1, 2003, as amended on May 1, 2006 and April 1, 2012 (the “Agreement”); and

WHEREAS, PIMCO and the Company desire to amend the Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1.	Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

2.	Effective as of May 1, 2014, Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Compensation. In consideration of the Services, PIMCO agrees to pay the Company a service fee at an annual rate equal to [**] ([**]) basis points ([**]) of the average daily value of the Administrative Class Shares of the All Asset All Authority Portfolio, the All Asset Portfolio and the Global Multi-Asset Portfolio held in the Separate Accounts. The service fee with respect to the Administrative Class Shares of the Portfolios other than the All Asset All Authority Portfolio, the All Asset Portfolio and the Global Multi-Asset Portfolio will be calculated based on the schedule below:

Aggregated Separate Account Investments	Applicable Rate for the month in question
Greater than or equal to $500MM	[**]% of the average daily value of the Shares held in the Separate Accounts

Between $100MM -$499,999,999	[**]% of the average daily value of the Shares held in the Separate Accounts

Less than $100MM	[**]% of the average daily value of the Shares held in the Separate Accounts

Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Shares net asset value multiplied by total number of Shares held in such Separate Accounts) on each day during the calendar month, and dividing by the total number of days during such month, or such other agreed upon method. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

4.	Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

IN WIITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

Pacific Investment Management Company LLC		Jefferson National Life Insurance Company

By:	/s/ Jonathan D Short	By:	/s/ Craig A Hawley
Name: Jonathan D Short		Name: Craig A Hawley
Title: Head of US Global Wealth Management		Title: General Counsel

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment No. 4

to

Services Agreement

THIS AMENDMENT (“Amendment”) is made this 18th day of July 2014 by and between Pacific Investment Management Company LLC (“PIMCO”) and Jefferson National Life Insurance Company (the” Company”).

WITNESSETH

WHEREAS, PIMCO and the Company entered into that certain PIMCO Services Agreement dated May 1, 2003, as amended on May 1, 2006, April 1, 2012 and March 26, 2014 (the “Agreement”); and

WHEREAS, PIMCO and the Company desire to amend the Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1.	Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

2.	Effective as of June 1, 2014, Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Compensation. In consideration of the Services, PIMCO agrees to pay the Company a service fee at an annual rate equal to [**] ([**]) basis points ([**]) of the average daily value of the Administrative Class Shares of the All Asset All Authority Portfolio, the All Asset Portfolio and the Global Multi-Asset Portfolio held in the Separate Accounts. The service fee with respect to the Administrative Class Shares of the Portfolios other than the All Asset All Authority Portfolio, the All Asset Portfolio and the Global Multi-Asset Portfolio will be calculated based on the schedule below:

Aggregated Separate Account Investments	Applicable Rate for the month in question
Greater than or equal to $500MM	[**]of the average daily value of the Shares held in the Separate Accounts

Between $400MM - $499,999,999	[**]of the average daily value of the Shares held in the Separate Accounts

Between $100MM - $399,999,999	[**]of the average daily value of the Shares held in the Separate Accounts

Less than $100MM	0.10% of the average daily value of the
Shares held in the Separate Accounts

Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Shares net asset value multiplied by total number of Shares held in such Separate Accounts) on each day during the calendar month, and dividing by the total number of days during such month, or such other agreed upon method. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

4.	Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

IN WIITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

Pacific Investment Management Company		Jefferson National Life Insurance, Company

By:	/s/ Jonathan D. Short	By:	/s/ Craig A Hawley
Name: Jonathan D. Short		Name: Craig A Hawley
Title:	Head of U.S. Global Wealth Management	Title:

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment No. 5 to

Services Agreement

THIS AMENDMENT (“Amendment”) is made this 1st day of November 2017 by and between Pacific Investment Management Company LLC (“PIMCO”), Jefferson National Life Insurance Company (“JNLIC”) and Jefferson National Life Insurance Company of New York (“JNLICNY” and together with JNLIC the” Company”).

WITNESSETH

WHEREAS, PIMCO and the Company entered into that certain PIMCO Services Agreement dated May 1, 2003, as amended (the “Agreement”); and

WHEREAS, PIMCO and the Company desire to amend the Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1.	Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

2.	Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Compensation. In consideration of the Services, PIMCO agrees to pay to the Company a fee at an annual rate equal to fifteen ([**]) basis points ([**]) of the average daily value of the Shares held in the Separate Accounts. Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts’ aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each calendar day during the calendar month, and dividing by the total number of calendar days during such month. The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company.

4.	Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

IN WUTNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

Pacific Investment Management Company LLC

By:

Name: [illegible]
Title: Managing Director

Jefferson Nataional Life Insurance Company

By:	/s/ Craig A Hawley
Name:	Craig A Hawley
Title: General Counsel

Jefferson National Life Insurance Company of New York

By:	/s/ Craig A Hawley
Name:	Craig A Hawley
Title:	General Counsel